APPOINTMENT OF SUBSTITUTE ATTORNEY-IN-FACT WHEREAS, pursuant to a certain Limited Power of Attorney for SEC Reporting Purposes dated March 4, 2026 (the "Original Power of Attorney"), Alan G. Colson (the "Attorney-in-Fact") was appointed as a true and lawful attorney-in-fact for Werner Enterprises, Inc. (the “Company”); and WHEREAS, the Original Power of Attorney explicitly grants the Attorney-in-Fact full power of substitution and re-substitution to act on behalf of and in the name, place, and stead of the Attorney-in-Fact to handle SEC reporting obligations, including EDGAR account administration and the execution of Forms 3, 4, 5, and 144. NOW, THEREFORE, the Attorney-in-Fact hereby takes the following actions: 1. Appointment of Substitutes: The Attorney-in-Fact hereby constitutes and appoints Christina Calley, Senior Manager of Accounting with the Company and Melanie Muller, Accountant with the Company, as the substitute attorneys-in-fact (each a "Substitute Attorney-in-Fact") to exercise all authority, rights, and powers granted to the Attorney-in-Fact under the Original Power of Attorney. 2. Scope of Authority: The Substitute Attorney-in-Fact shall have full power and authority to perform any and all acts necessary or desirable in connection with the Company’s EDGAR account management and SEC reporting compliance as fully as the Attorney-in-Fact could do if present and available. 3. Ratification: The Attorney-in-Fact, hereby ratifies and confirms all actions that the Substitute Attorney-in-Fact shall lawfully do or cause to be done by virtue of this appointment. 4. Effect: This Substitution shall remain in full force and effect until the expiration or revocation of the Original Power of Attorney, or until earlier revoked in writing by the Attorney-in-Fact. IN WITNESS WHEREOF, the undersigned Attorney-in-Fact has executed this Appointment of Substitute Attorney-in-Fact this 15th day of June, 2026. By: _____________________________________ Name: Alan Colson Title: Vice President & Controller, Werner Enterprises, Inc.